UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019 (January 8, 2019)

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the current report on Form 8-K of United Rentals, Inc. (the “Company”) dated January 8, 2019 (the “Original Filing”) to disclose certain compensation arrangements of Mr. Matthew Flannery in connection with his appointment as Chief Executive Officer of the Company. At the time of the Original Filing, such arrangements had not been finalized.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Matthew J. Flannery, the Company’s current President and Chief Operating Officer, in connection with his previously announced appointment as the Company’s Chief Executive Officer, effective May 8, 2019. Set forth below is a brief description of the material terms of the Employment Agreement, which will supersede Mr. Flannery’s prior employment agreement with the Company.

The Compensation Committee has approved a base salary of $850,000 for Mr. Flannery, effective May 1, 2019, and an annual bonus target of 125% of base salary. He will continue to be entitled to participate in the benefit plans and programs generally provided by the Company to its executives. The Company will use its best efforts to nominate Mr. Flannery for election to the Company’s Board of Directors during the term of his employment.

In the event that Mr. Flannery is terminated without “cause” or resigns for “good reason” (each as defined in the Employment Agreement), Mr. Flannery will be entitled to (i) accrued base salary through the date of termination, (ii) COBRA continuation coverage paid by the Company through the earlier of (a) 18 months following the date of termination and (b) the date Mr. Flannery becomes eligible for coverage under a third party’s group health plan (the “COBRA Payment End Date”), and (iii) an amount equal to 2 times the sum of (x) his annual base salary as of the date of termination and (y) his target incentive opportunity, payable in substantially equal installments during the 24 month period following the date of termination.

In the event Mr. Flannery is terminated without cause or resigns for good reason, in either event within 12 months following a “change in control” (as defined in the Employment Agreement), Mr. Flannery will be entitled to (i) accrued base salary through the date of termination, (ii) COBRA continuation coverage paid by the Company through the COBRA Payment End Date, and (iii) the payment of 2.99 times the sum of (x) his annual base salary as of the date of termination and (y) his target incentive opportunity for the then-current fiscal year, paid in a lump sum.

Mr. Flannery will continue to be subject to indefinite confidentiality and non-disparagement restrictions and 24-month post-termination non-competition and non-solicitation covenants.

The foregoing summary of Mr. Flannery’s employment agreement does not purport to be complete and is qualified in its entirety by reference to his employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, made as of April 22, 2019, between the Company and Matthew J. Flannery*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer